GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.-Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------------       -------------------------------------------------------------

For this type of account:         Give the                             For this type of account:      Give the
                                  SOCIAL SECURITY NUMBER OF --                                        EMPLOYER IDENTIFICATION
                                                                                                      NUMBER OF--
----------------------------------------------------------------       -------------------------------------------------------------
1. An individual's account        The individual                       9. A valid trust, estate, or   The legal entity (Do not
2. Two or more individuals        The actual owner of the                  pension trust              furnish the identifying
   (joint account)                account or, if combined                                             number of the personal
                                  funds, the first individual                                         representative or trustee
                                  on the account(1)                                                   unless the legal entity
3. Husband and wife               The actual owner of the                                             itself is not designated in
   (joint account)                account or, if joint funds,                                         the account title).(5)
                                  either person(1)                     10.   Corporate account        The corporation
4. Custodian account of a minor   The minor(2)                         11.   Religious, charitable,   The organization
   (Uniform Gift to Minors Act)                                              or educational
5. Adult and minor (joint         The adult or, if the minor                                             organization account
   account)                       is the only contributor, the         12.   Partnership account      The partnership
                                  minor(1)                                   held in the name of
6. Account in the name of the     The ward, minor, or                        the business
   guardian or committee for a    incompetent person(3)                13.   Association, club, or    The organization
   designated ward, minor, or                                                other tax-exempt
   incompetent person                                                        organization
7. a.  The usual revocable         The grantor-trustee(1)              14.   A broker or registered   The broker or nominee
       savings trust account                                                 nominee
       (grantor is also trustee)                                       15.   Account with the         The public entity
   b.  So-called trust account     The actual owner(1)                       Department of
       that is not a legal or                                                Agriculture in the
       valid trust under State                                               name of a public
       law                                                                   entity (such as a
8. Sole proprietorship account     The owner(4)                              State or local
                                                                             government, school
                                                                             district, or prison)
                                                                             that receives
                                                                             agricultural program
                                                                             payments(5)
----------------------------------------------------------------       -------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's, or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use either your Social Security number or your Employer Identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     Page 2

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payee Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments including the following:
o     A corporation.
o     A financial institution.
o An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section-403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.
o     The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
o     An international organization or any agency or instrumentality thereof.
o A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.
o     A real estate investment trust.
o     A common trust fund operated by a bank under Section 584(a) of the Code.
o An exempt charitable remainder trust, or a trust described in Section 4947 of the Code.
o An entity registered at all times during the tax year under the Investment Company Act of 1940.
o     A foreign central bank of issue.

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o     Payments made by certain foreign organizations.
o     Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o     Payment of interest on obligations issued by individuals.
      Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payment of tax-exempt interest (including exempt interest dividends under Section 852 of the Code).
o     Payment described in Section 6049(b)(5) to nonresident aliens.
o     Payments on tax-free covenant bonds under Section 1451 of the Code.
o     Payments made by certain foreign organizations.

      Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

      Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, and 6050A and 6050N of the Code and the regulations promulgated thereunder.

Privacy Act Notice--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.